                                                                   EXHIBIT 10.12

                       MAINTENANCE AND SUPPORT AGREEMENT

     Maintenance and Support Agreement ("Agreement") dated as of July 25, 1997 (the "Effective Date") by and between PointCast Incorporated ("PCI"), a California corporation with its principal place of business at 501 Macara Avenue, Sunnyvale, CA 94086 and PointCast K.K. ("NewCo"), with its principal place of business at Toshin Aoyama Building, 3F, Shibuya 2-10-13, Shibuya-ku, Tokyo 150, Japan. This Agreement sets forth the terms and conditions under which PCI will localize and maintain the software (the "Software") licensed to NewCo pursuant to the License Agreement dated May 30, 1997 between PointCast Japan, L.L.C. and NewCo (the "License Agreement"). All terms shall have the meanings set forth in the License Agreement, unless otherwise defined in this Agreement.

1.   Support Services.
     ----------------

     a.  Localization.  PCI shall use commercially reasonable efforts to develop
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Localized Versions of its Client and Developer's Tools software and its Server-
Side Software, as necessary, to allow NewCo to establish the Localized PointCast Network. As such Localized Versions are developed, PCI shall deliver them to NewCo in beta and final forms.

     b.  Training.  After PCI has delivered the Localized Versions of its
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software pursuant to Section 1(a), PCI shall conduct a training session in
California for employees of NewCo. NewCo shall be responsible for the travel and lodging expenses of those employees attending the training.

     c.  Error Corrections.  PCI shall use commercially reasonable efforts to
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fix any reproducible programming error identified by NewCo in the Localized
Versions of the Client-Side Software or the Server-Side Software.

     d.  Updates and Upgrades.  PCI shall use commercially reasonable efforts to
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provide updates and upgrades to the Localized Versions of the Client-Side
Software and the Server-Side Software, as PCI in its sole discretion shall determine, for the purpose of (i) adding channels to such Localized Versions as requested by NewCo and agreed to by PCI, and (ii) adding functionality developed by PCI for implementation in the PointCast Network that PCI deems appropriate for the Localized PointCast Network.

     e.  Limitations.  NewCo acknowledges that PCI shall not be obligated under
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this Agreement to support any software other than that developed by PCI.

2.   Fees.
     ----

     a.  Support Fees.  In consideration for PCI's maintenance, support and
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training obligations under this Agreement, NewCo shall pay PCI a yearly fee (the
"Support Fee"), payable in advance. The Support Fee for the first year of this Agreement shall be US$[*], and shall be paid on the Effective Date.
Following the first year of this Agreement, the Support Fee will be raised to reflect the higher cost of support by PCI in later years, as mutually agreed by PCI and the NewCo Board of Directors. It is currently estimated that the Support Fee for the second year of this Agreement will be US$[*]. NewCo shall pay the Support Fee for such years following the first year on the appropriate anniversary of the Effective Date.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     b.  Taxes.  NewCo shall, in addition to the other amounts payable under
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this Agreement, pay all applicable sales, use, value added or other taxes, federal, state or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement, excluding only taxes based on PCI's net income. NewCo shall hold PCI harmless from all claims and liability arising from NewCo's failure to report or pay any such taxes, duties and assessments.

3.   Term and Termination.
     --------------------

     a.  Term.  The term of this Agreement shall begin on the Effective Date and
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shall continue in perpetuity unless earlier terminated as set forth in this
Section 3.

     b.  Termination.  Either party shall have the right to terminate this
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Agreement effective upon written notice to the other party upon the occurrence of any of the following events: (i) in the event the other party fails to comply with any of the terms and conditions of this Agreement and such default has not been cured within sixty (60) days after written notice to the other party; (ii) in the event the License Agreement is terminated; (iii) in the event PointCast Japan, L.L.C. dissolves; or (iv) in the event the other party (A) terminates or suspends its business, (B) becomes subject to any bankruptcy or insolvency proceeding under any U.S., state or other national or governmental statute or law, (C) becomes insolvent or subject to direct control by a trustee, receiver or similar authority, or (D) has wound up or liquidated, voluntarily or otherwise.

     c.  Effect of Termination.  The obligations of PCI and NewCo in Sections
         ---------------------
2(b), 3(c), 4, 5, 6 and 7 shall survive termination of this Agreement. Termination of this Agreement shall not relieve either party for any liability that accrued prior to such termination.

4.   Proprietary Rights and Confidential Information.
     -----------------------------------------------

     a.  Software Under the License Agreement.  Any error corrections, updates,
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upgrades, derivative works, additions, improvements, enhancements or modifications to the Software or to documentation for the Software effected or delivered under this Agreement shall be the property of PCI and shall be deemed part of the Licensed Technology, and subject to all of the provisions of the License Agreement.

     b.  Confidentiality.  Any Confidential Information disclosed by either
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party to the other in the performance of this Agreement shall be subject to the protections and restrictions set forth in Section 4 of the License Agreement.

5.   Disclaimer.
     ----------

     PCI PROVIDES NO WARRANTIES, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO ANY SERVICES OR SOFTWARE, INCLUDING ANY ERROR CORRECTIONS OR UPDATES, PROVIDED UNDER THIS AGREEMENT, AND PCI SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

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

6.   Limitation of Liability.
     -----------------------

     EACH PARTY AGREES THAT, EXCEPT IN CONNECTION WITH A BREACH OF SECTION 4 OR ANY INFRINGEMENT OF PCI'S INTELLECTUAL PROPERTY RIGHTS, THE OTHER PARTY'S LIABILITY FOR DAMAGES ARISING OUT OF THIS AGREEMENT SHALL IN NO EVENT EXCEED ONE MILLION DOLLARS (US$1,000,000). EACH PARTY FURTHER AGREES THAT, EXCEPT IN CONNECTION WITH A BREACH OF SECTION 4 OR ANY INFRINGEMENT OF PCI'S INTELLECTUAL PROPERTY RIGHTS, THE OTHER WILL NOT BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, OR EXEMPLARY DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY ACKNOWLEDGES THAT THE AMOUNTS PAYABLE HEREUNDER ARE BASED IN PART ON THESE LIMITATIONS, AND FURTHER AGREES THAT THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

7.   Miscellaneous.
     -------------

     a.  Assignment.  All the terms and provisions of this Agreement shall be
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binding upon and inure to the benefit of the parties to this Agreement and to their respective heirs, successors, assigns and legal representatives, except that NewCo shall not assign its rights under this Agreement to anyone without PCI's prior written consent. PCI shall be entitled to assign this Agreement to a successor of all or substantially all of its relevant assets without restriction.

     b.  Entire Agreement.  This Agreement, together with the Exhibits hereto,
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constitutes the entire agreement among the parties with respect to the subject matter hereof and shall supersede all prior understandings and agreements between the parties with respect to such subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     c.  Amendment.  This Agreement may be amended only by a written instrument
         ---------
signed by both parties.

     d.  Notices.  Any and all notices, requests, demands and other
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communications required or otherwise contemplated to be made under this
Agreement shall be in writing and in English and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, upon receipt of a transmittal confirmation, (c) if sent by registered airmail, return receipt requested, postage prepaid, on the sixth business day following the date of deposit in the mail or (d) if by international courier service, on the second business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

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

         (i)   If to NewCo:

               PointCast K.K.
               Toshin Aoyama Building
               3F, Shibuya 2-10-13, Shibuya-ku
               Tokyo 150, Japan
               Attention:  Douglas W.C. Boake
               Telephone:  011 81 3 5468-1260
               Facsimile:  011 81 3 5468-1275


         (ii)  If to PCI:

               PointCast Incorporated
               501 Macara Avenue
               Sunnyvale, California 94086
               Attention:  Jim Wickett, SVP
               Telephone:  (408) 990-7000
               Facsimile:  (408) 990-7251

or in each case to such other address or facsimile number as the party may have furnished to the other party in writing.

     e.  Severability.  In the event of the invalidity of any part or provision
         ------------
of this Agreement, such invalidity shall not affect the enforceability of any other part or provision of this Agreement.

     f.  Waiver.  No waiver by any party of any default in the performance of or
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compliance with any provision herein shall be deemed to be a waiver of the performance and compliance as to any other provision, or as to such provision in the future; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No remedy expressly granted herein to any party shall be deemed to exclude any other remedy which would otherwise be available.

     g.  Governing Law.  This Agreement shall in all respects be governed by the
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laws of the State of California without reference to its principles of conflicts
of laws.   The parties hereby agree that all disputes arising out of this
Agreement shall be subject to the exclusive jurisdiction of and venue in the federal and state courts within Santa Clara County, California. NewCo hereby consents to the personal and exclusive jurisdiction and venue of these courts.

     h.  Import and Export Controls.  NewCo understands that PCI is subject to
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regulation by agencies of the U.S. government, including the U.S. Department of
Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of PCI to provide the Software, as well as any technical assistance, shall be subject in all respects to such United States laws and regulations and shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of

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the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, or Office of Export Licensing. NewCo warrants that it shall comply in all respects with the export and re-export restrictions set forth in the export license (if necessary) for the Software.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date set forth above.

POINTCAST INCORPORATED (PCI)                     POINTCAST K.K. (NEWCO)

By: /s/ Jim Wickett                              By: /s/ Douglas Boake
   --------------------------------                 ----------------------------

Name:   Jim Wickett                              Name:   Douglas Boake
     ------------------------------                   --------------------------

Title:  Sr. V.P.                                 Title:  President
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